UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 29, 2007
Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard Los Angeles California		90010
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200
Not applicable
(Former name of former address, if changed since last report)
     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
As previously disclosed, Hanmi Financial Corporation (the “Company”) entered into a Put Option Agreement with Mr. William Ruh and Mr. John M. Eggemeyer (the “Warrant Holders”) which provided that the Company would, at the request of the Warrant Holders, between the period of May 6, 2007 and June 15, 2007, repurchase common stock purchase warrants to purchase up to an aggregate of 250,724 shares of the Company’s common stock (the “First Group of Warrants”) held by the Warrant Holders at a purchase price equal to the product of (i) the average of the closing price per share of Hanmi Financial’s common stock as reported on the Nasdaq Global Select Market over the five (5) trading days prior to the date of notice of exercise of the right to have the warrant repurchased, and (ii) the number of shares of Hanmi Financial common stock which can be purchased upon exercise of the warrant, minus the aggregate exercise price of the warrant if the warrant were exercised in full. On April 17, 2007, the Company also entered into a Put Option Agreement with certain other parties who were affiliates of Castle Creek Financial, LLC who were issued warrants for services rendered in connection with the placement of the Company’s equity securities, which provided that the Company would repurchase common stock purchase warrants to purchase up to an aggregate of 73,778 shares of the Company’s common stock (the “Second Group of Warrants “ and with the First Group of Warrants, the “Warrants”) on the same terms and conditions as the Warrant Holders. Accordingly, the Company will repurchase the Warrants at an aggregate cash purchase price of $2,551,883.72 and such Warrants will then be canceled. Following the repurchase of the Warrants as described herein, warrants to purchase 4,000 shares of the Company’s common stock will be outstanding.
On May 29, 2007, Mr. Kurt M. Wegleitner, Executive Vice President and Chief Credit Officer (“CCO”) of Hanmi Bank (the “Bank”), a wholly owned subsidiary of the Company, informed the Bank that he will be resigning effective June 12, 2007. Haekyong (Jane) Kim, the Bank’s Senior Vice President and Deputy CCO since June 2006, will assume the duties of the CCO until a new CCO is appointed.
A copy of the press release dated June 5, 2007 regarding the resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
Exhibit 99.1 — Press release dated June 5, 2007, issued by Hanmi Financial Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2007	Hanmi Financial Corporation
	By:	/s/ SUNG WON SOHN
Sung Won Sohn
President and Chief Executive Officer